Exhibit 99.3

Transphorm, Inc.
Unaudited Pro Forma Condensed Combined Consolidated Financial Statements

Table of Contents

Page Number
Unaudited Pro Forma Condensed Combined Consolidated Financial Statements
Unaudited Pro Forma Condensed Combined Consolidated Financial Information	F-2
Unaudited Pro Forma Condensed Combined Consolidated Balance Sheets as of September 30, 2019	F-5
Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations for the Nine Months Ended September 30, 2019 and Twelve Months Ended December 31, 2018	F-6
Pro Forma Adjustments	F-7

Unaudited Pro Forma Condensed Combined Consolidated Financial Information
We were incorporated as Peninsula Acquisition Corporation in the State of Delaware on May 31, 2017. Prior to the Merger (as defined below), we were a “shell company” (as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended).
On December 6, 2019, our board of directors and our pre-Merger (as defined below) stockholders approved an amended and restated certificate of incorporation, which, among other things, increased our authorized common stock from 50,000,000 shares of common stock, par value $0.0001 per share to 750,000,000 shares of common stock, par value $0.0001 per share, and authorizes 5,000,000 shares of preferred stock, par value $0.0001 per share.
On February 12, 2020, our wholly-owned subsidiary, Peninsula Acquisition Sub, Inc., a corporation formed in the State of Delaware on April 22, 2019 (“Acquisition Sub”), merged with and into Transphorm, Inc., a Delaware corporation (“Transphorm Technology”). Pursuant to this transaction (the “Merger”), each share of Transphorm Technology’s common stock issued and outstanding immediately prior to the closing of the Merger was converted into the right to receive (a) 0.08289152527 (the “Common Stock Conversion Ratio”) shares of our common stock (in the case of shares held by accredited investors) or (b) $4.00 multiplied by the Common Stock Conversion Ratio (in the case of shares held by unaccredited investors), with the maximum number of shares of our common stock issuable to the former holders of Transphorm Technology’s common stock equal to 4,224,382 (ii) 51,680,254 shares of Transphorm Technology’s Series 1 preferred stock issued and outstanding immediately prior to the closing of the Merger were converted into 12,433,953 shares of our common stock, (iii) 38,760,190 shares of Transphorm Technology’s Series 2 preferred stock issued and outstanding immediately prior to the closing of the Merger were converted into 7,499,996 shares of our common stock, and (iv) 31,850,304 shares of Transphorm Technology’s Series 3 preferred stock issued and outstanding immediately prior to the closing of the Merger were converted into 4,000,000 shares of our common stock. As a result, a maximum of 28,158,331 shares of our common stock will be issued to the holders of Transphorm Technology’s issued and outstanding capital stock after adjustments due to rounding for fractional shares. Immediately prior to the consummation of the Merger, an aggregate of 682,699 shares of our common stock, owned by the stockholders of Peninsula Acquisition Corporation prior to the Merger, were forfeited and cancelled (the “Stock Forfeiture”).
In addition, pursuant to the Merger Agreement, (i) options to purchase 29,703,285 shares of Transphorm Technology’s common stock issued and outstanding immediately prior to the closing of the Merger under Transphorm Technology’s 2007 Stock Plan and 2015 Equity Incentive Plan were assumed and converted into options to purchase 2,461,923 shares of our common stock, (ii) warrants to purchase 186,535 shares of Transphorm Technology’s common stock issued and outstanding immediately prior to the closing of the Merger were assumed and converted into warrants to purchase 15,461 shares of our common stock, and (iii) Transphorm Technology’s outstanding convertible promissory note was amended to be convertible, at the option of the holder, into a maximum of 3,076,171 shares of our common stock at a conversion price of $5.12 per share. As of the closing of the Merger, there was $15.0 million of principal and $0.3 million of accrued and unpaid interest outstanding on the convertible promissory note.
Upon filing of the Certificate of Merger on February 12, 2020, Transphorm Technology changed its name to “Transphorm Technology, Inc.” and we adopted Transphorm Technology’s former company name, “Transphorm, Inc.”, as our company name by filing a Certificate of Amendment to our Certificate of Incorporation.
On February 11, 2020, our board of directors and all of our pre-Merger stockholders approved an amended and restated certificate of incorporation, which will be effective upon its filing with the Secretary of State of the State of Delaware on the date that is 20 days after the mailing of a definitive Schedule 14C information statement to our pre-Merger stockholders. On February 11, 2020, our board of directors adopted amended and restated bylaws.
As a result of the Merger, we acquired the business of Transphorm Technology and will continue the existing business operations of Transphorm Technology as a publicly-traded company under the name Transphorm, Inc. On February 12, 2020, we sold 5,365,000 shares of our common stock in a private placement offering (the “Offering”), at a purchase price of $4.00 per share.
In accordance with “reverse merger” or “reverse acquisition” accounting treatment, our historical financial statements as of period ends, and for periods ended, prior to the Merger will be replaced with the historical financial statements of Transphorm Technology prior to the Merger, in all future filings with the SEC.

Immediately after giving effect to the Merger (and assuming the issuance of an aggregate of 28,158,331 shares of our common stock in the Merger), the Stock Forfeiture, and the initial closing of the Offering, there will be a maximum of 35,173,331 shares of our common stock issued and outstanding as of the Closing Date, as follows:

•
the stockholders of Transphorm Technology prior to the Merger will hold a maximum of 28,158,331 shares of our common stock, excluding any shares purchased by them in the Offering and after adjustments due to rounding for fractional shares (which maximum number may be reduced within 5 days of the Closing Date to the extent a stockholder of Transphorm Technology prior to the Merger is an unaccredited investor and receives a cash payment per share of $4.00 multiplied by the Common Stock Conversion Ratio, in lieu of shares of our common stock);

•
investors in the initial closing of the Offering hold 5,365,000 shares of our common stock, excluding any shares issued to them in connection with the Merger as a result of being a stockholder of Transphorm Technology prior to the Merger; and

•	1,650,000 shares are held by persons who purchased or received such shares for services rendered from pre-Merger Peninsula Acquisition Corporation.
The Merger is being accounted for as a reverse-merger and recapitalization. Transphorm Technology is the acquirer for financial reporting purposes, and Peninsula Acquisition Corporation is the acquired company under the acquisition method of accounting in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combination. Consequently, the assets, liabilities and operations that will be reflected in the historical financial statements prior to the Merger will be those of Peninsula Acquisition Corporation and will be recorded at the historical cost basis of Peninsula Acquisition Corporation, and the consolidated financial statements after completion of the Merger will include the assets, liabilities and results of operations of Transphorm Technology up to the day prior to the closing of the Merger and the assets, liabilities and results of operations of the combined company from and after the closing date of the Merger.
The following unaudited pro forma combined financial statements give effect to both the Merger and the Offering and were prepared in accordance with Accounting Principles Generally Accepted in the United States of America (“GAAP”).
Certain fees associated with the acquisition and the Offering that were incurred by Transphorm Technology and Peninsula Acquisition Corporation, such as fees for legal and financial services, are not reflected in these unaudited pro forma combined financial statements. The unaudited pro forma combined statements of operations eliminate any non-recurring charges directly related to the Merger that the combined entities incur upon completion of the Merger.
The unaudited pro forma combined balance sheet as of September 30, 2019 gives effect to the Merger and the initial closing of the Offering as if they had been consummated on September 30, 2019, and includes adjustments that give effect to events that are directly attributable to the transactions and that are factually supportable. The unaudited pro forma combined statements of operations for the nine months ended September 30, 2019 and for the year ended December 31, 2018 gives effect to the transactions as if they had been consummated on January 1, 2019 and January 1, 2018, respectively, and include adjustments that give effect to events that are directly attributable to the transactions, are expected to have a continuing impact, and that are factually supportable. The notes to the unaudited pro forma combined financial information describe the pro forma amounts and adjustments presented below.
The unaudited pro forma combined financial information does not purport to represent what the combined company’s results of operations and comprehensive loss or financial position would actually have been had the transactions occurred on the dates described above or to project the combined company’s results of operations and comprehensive loss or financial position for any future date or period.
The unaudited pro forma combined financial information should be read together with (1) Transphorm Technology’s audited balance sheets as of December 31, 2018 and 2017 and the related statements of operations, statements of stockholders’ deficit and statements of cash flows for the years ended December 31, 2018 and 2017 and the accompanying notes, (2) Transphorm Technology’s unaudited interim balance sheet as of September 30, 2019 and 2018 and the related statements of operations, stockholders’ deficit and statements of cash flows for the nine months ended September 30, 2019 and 2018 and the accompanying notes, (3) Peninsula Acquisition Corporation’s audited balance sheet as of June 30, 2019 and 2018 and the related statements of operations, statements of cash flows, and statements of stockholder’s equity for the years ended June 30, 2019 and 2018 and the accompanying notes, and (4) Peninsula Acquisition Corporation’s unaudited interim balance sheet as of September 30, 2019 and the related statements of operations, statements of cash flows, and statements of stockholder’s equity for the three months ended September 30, 2019 and the accompanying notes.

Transphorm Technology and Peninsula Acquisition Corporation
Unaudited Pro Forma Condensed Combined Consolidated Balance Sheets
As of September 30, 2019
(in thousands except share data)

	Transphorm Technology	Peninsula Acquisition Corporation	Pro Forma Adjustments - Merger		Pro Forma Adjustments - Private Placement		Transphorm, Inc. Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$2,911	$1	$—		$19,036	C	$21,898
					(50)	C
Accounts receivable, net	325	—	—		—		325
Inventory	1,140	—	—		—		1,140
Prepaid expenses and other current assets	860	—	—		—		860
Total current assets	5,236	1	—		18,986		24,223
Property and equipment, net	1,859	—	—		—		1,859
Goodwill	1,333	—	—		—		1,333
Intangible asset, net	1,477	—	—		—		1,477
Other assets	329	—	—		—		329
Total assets	$10,234	$1	$—		$18,986		$29,221

Liabilities, convertible preferred stock and stockholders’ deficit
Current liabilities:
Accounts payable and accrued expenses	$969	$17	$—		$—		$986
Development loan	5,000	—	—		—		5,000
Revolving credit facility	10,305	—	—		—		10,305
Note payable - stockholder	—	100	—		(100)	C	—
Deferred revenue	6,000	—	—		—		6,000
Unfunded commitment to joint venture	2,015	—	—		—		2,015
Payroll and accrued compensation	1,036	—	—		—		1,036
Total current liabilities	25,325	117	—		(100)		25,342
Development loan, net of current portion	8,000	—	—		—		8,000
Promissory note	16,065	—	—		—		16,065
Total liabilities	49,390	117	—		(100)		49,407
Convertible preferred stock
Series 1	39,658	—	(39,658)	A	—		—
Series 2	30,000	—	(30,000)	A	—		—
Series 3	16,000	—	(16,000)	A	—		—
Total convertible preferred stock	85,658	—	(85,658)		—		—
Stockholders’ deficit:
Common stock	4	—	(1)	A	1	C	4
Additional paid-in capital	22,264	25	85,659	A	21,459	C	126,842
			(141)	B	(2,424)	C
Accumulated deficit	(146,349)	(141)	141	B	50	C	(146,299)
Accumulated other comprehensive loss	(733)	—	—		—		(733)
Total stockholders’ deficit	(124,814)	(116)	85,658		19,086		(20,186)
Total liabilities and stockholders’ deficit	$10,234	$1	$—		$18,986		$29,221

Transphorm Technology and Peninsula Acquisition Corporation
Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations
Nine Months Ended September 30, 2019
(in thousands except per share and share data)

	Transphorm Technology	Peninsula Acquisition Corporation	Pro Forma Adjustments - Merger		Pro Forma Adjustments - Private Placement		Transphorm, Inc. Pro Forma Combined
Revenue, net	$2,011	$—	$—		$—		$2,011
Operating expenses:
Cost of goods sold	4,211	—	—		—		4,211
Research and development	6,245	—	—		—		6,245
Sales and marketing	2,098	—	—		—		2,098
General and administrative	4,015	34	—		—		4,049
Total operating expenses	16,569	34	—		—		16,603
Loss from operations	(14,558)	(34)	—		—		(14,592)
Interest expense	567	4	—		—		571
Loss in joint venture	3,004	—	—		—		3,004
Changes in fair value of promissory note	101	—	—		—		101
Other income, net	(513)	—	—		—		(513)
Loss before tax expense	(17,717)	(38)	—		—		(17,755)
Tax expense	—	—	—		—		—
Net loss	$(17,717)	$(38)	$—		$—		$(17,755)

Loss per share - basic and diluted	$(4.20)	$(0.02)	$—		$—		$(0.50)
Weighted average common shares outstanding - basic and diluted	4,219,606	2,307,699	23,276,250	A, D	5,365,000	C	35,168,555

Transphorm Technology and Peninsula Acquisition Corporation
Unaudited Pro Forma Consolidated Combined Statements of Operations
Twelve Months Ended December 31, 2018
(in thousands except per share and share data)

	Transphorm Technology	Peninsula Acquisition Corporation	Pro Forma Adjustments		Pro Forma Adjustments - Private Placement		Transphorm, Inc. Pro Forma Combined
Revenue, net	$1,358	$—	$—		$—		$1,358
Operating expenses:
Cost of goods sold	4,601	—	—		—		4,601
Research and development	9,351	—	—		—		9,351
Sales and marketing	3,626	—	—		—		3,626
General and administrative	5,675	33	—		—		5,708
Total operating expenses	23,253	33	—		—		23,286
Loss from operations	(21,895)	(33)	—		—		(21,928)
Interest expense	710	3	—		—		713
Loss in joint venture	2,404	—	—		—		2,404
Changes in fair value of promissory notes	1,060	—	—		—		1,060
Other income, net	(271)	—	—		—		(271)
Loss before tax expense	(25,798)	(36)	—		—		(25,834)
Tax expense	—	—	—		—		—
Net loss	$(25,798)	$(36)	$—		$—		$(25,834)

Loss per share - basic and diluted	$(6.11)	$(0.02)	—		—		$(0.73)
Weighted average common shares outstanding - basic and diluted	4,219,606	2,307,699	23,276,250	A, D	5,365,000	C	35,168,555

Pro Forma Adjustments

A.	To reflect the conversion of convertible preferred stock and common stock of Transphorm Technology into Peninsula Acquisition Corporation as below:

•
51,680,54 shares issued and outstanding of Transphorm Technology Series 1 convertible preferred stock, par value $0.001 per share into 12,433,953 shares of Peninsula Acquisition Corporation common stock, par value $0.0001 per share;

•
38,760.190 shares issued and outstanding of Transphorm Technology Series 2 convertible preferred stock, par value $0.001 per share into 7,499,996 shares of Peninsula Acquisition Corporation common stock, par value $0.0001 per share;

•
31,850,304 shares issued and outstanding of Transphorm Technology Series 3 convertible preferred stock, par value $0.001 per share into 4,000,000 shares of Peninsula Acquisition Corporation common stock, par value $0.0001 per share; and

•
50,905,160 shares issued and outstanding of Transphorm Technology common stock, par value $0.001 per share into 4,219,606 shares of Peninsula Acquisition Corporation common stock, par value $0.0001 per share.

B.	To eliminate the accumulated deficit of Peninsula Acquisition Corporation.

C.
On February 12, 2020, Peninsula Acquisition Corporation (now renamed Transphorm, Inc.) completed a private placement offering and issued 5,365,000 shares of common stock, with a par value of $0.0001 per share, at an offering price of $4.00 per share. The proceeds, net of placement agent and other offering expenses estimated at $2.43 million, are $19.03 million. In addition, note payable of $100 thousand to stockholder was settled at $50 thousand.

D.	To include the forfeiture and cancellation of 682,699 shares of common stock and the issuance of 25,000 shares of common stock to a service provider of Peninsula Acquisition Corporation.